Kramer, Levin, Naftalis & Frankel
                                919 Third Avenue
                           New York, N.Y. 10022-3852
                                 (212)715-9100




                                             New York, New York
                                             May 15, 1997




Cortland Trust, Inc.
600 Fifth Avenue
New York, New York 10022

Re:  Cortland Trust, Inc.
     Registration No. 2-94935

Gentlemen:

     We have acted as counsel to Cortland Trust, Inc., a Maryland corporation (the "Company"), in connection with the public offering of the Company's shares of Common Stock, par value $.001 per share, and on various other securities and general corporate matters. We understand that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, the Company has registered an indefinite number of shares of Common Stock under the Securities Act of 1933. We further understand that, pursuant to the provisions of Rule 24f-2, the Company is filing with the Securities and Exchange Commission the Notice attached hereto dated May 15, 1997 making definite the registration of shares of Common Stock (the "Shares"), sold in reliance upon Rule 24f-2 during the fiscal year ended March 31, 1997.

     We have reviewed, insofar as they relate or pertain to the Company, the Company's Registration Statements on Form N-1A filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, as amended to the date hereof, pursuant to which Shares were sold (the "Registration Statements"). We have also examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to the original documents of all copies submitted.

Cortland Trust, Inc.
May 15, 1997
Page 2


     We are members only of the New York Bar and do not purport to be experts on the laws of any other state. Our opinion herein as to Maryland law is based upon a limited inquiry thereof that we have deemed appropriate under the circumstances.

     Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, assuming that the Shares have been issued and sold in accordance with the Company's Articles of Incorporation and Registration Statements and that the consideration received therefor was not less than the par value thereof, the Shares which the Rule 24f-2 Notice atttached hereto makes definite in number were legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion with the Rule 24f-2 Notice dated May 15, 1997 attached thereto.


                                        Very truly yours,


                                        /s/Kramer, Levin, Naftalis & Frankel
                                           Kramer, Levin, Naftalis & Frankel